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                          CONFIDENTIAL TREATMENT

                       CAPACITY LEASE AND IRU AGREEMENT

         THIS CAPACITY LEASE AND IRU AGREEMENT ("Agreement") is made and entered into as of the 11th day of February, 1999, by and between LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company ("Grantor") and Communication TeleSystems International, d/b/a "WorldxChange Communications", a California corporation ("Grantee")

                                  RECITALS

         A. Grantor is currently constructing a nationwide multiconduit fiber optic communications system (the "Grantor System") connecting the cities identified on Exhibit "A" attached hereto. In addition, Grantor has and will enter into various arrangements with carriers pursuant to which Grantor has leased or obtained the right to use fibers, fiber capacity or transport capacity connecting the cities identified on Exhibit "A" (the "Leased System").

         B. Grantee desires to obtain the right to use transport capacity along the Leased System and the Grantor System.

         C. Grantor desires to grant to Grantee, and Grantee desires to obtain from Grantor, a lease in the Capacity (as defined below) and (after such lease term expires) an indefeasible right to use the Capacity, all upon and subject to the terms and conditions set forth below. Grantor and Grantee further desire that the provisions of this Agreement would be generally applicable to future orders for transport capacity submitted by Grantee and accepted by Grantor under the terms of this Agreement.


                                   ARTICLE 1
                                 DEFINITIONS

         1.1 "Acceptance Date" shall mean the date when Grantee delivers (or is deemed to have delivered) notice of acceptance of a Completion Notice with respect to a Segment in accordance with
      Article 8.

         1.2  "Acceptance Testing" shall have the meaning set forth in
      Article 8.

         1.3  "Access Points" shall have the meaning set forth in Article 9.

         1.4 "Affiliate" shall mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person ("control,"
      "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise).

         1.5  "Availability Notice" shall have the meaning set forth in
      Section 7.3.


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         1.6  "Capacity" shall mean the transmission capacity ordered by
              Grantee and provided by Grantor under the terms of this Agreement. Capacity shall include, for purposes of this Agreement, transmission capacity between two points each of which is a Grantor "gateway" facilities in each city set forth in Exhibit "A" (all of which are within the continental United States), as well as additional cities ("Additional Cities") when and as Grantor establishes a "gateway" facility in such cities and commences delivery of private line service to other customers through the Leased System or the Grantor System to and from such gateway facilities.

         1.7 "Capacity Fee" shall mean the fee calculated in accordance with Exhibit "B" and due and payable in accordance with Section 5.1.

         1.8  "Committed Capacity" shall have the meaning set forth in
              Section 7.7.

         1.9  "Completion Notice" shall have the meaning set forth in
              Section 8.2.

         1.10 "Dispute Notice" shall have the meaning set forth in
              Article 20.

         1.11 "Effective Date" shall have the meaning set forth in Article 6.

         1.12 "Force Majeure Event" shall have the meaning set forth in
              Article 15.

         1.13 "Grantor System" shall have the meaning set forth in the Recitals.

         1.14 "IRU" shall have the meaning set forth in Article 4.

         1.15 "IRU Term" shall have the meaning set forth in Article 6.

         1.16 "Leased System" shall have the meaning set forth in the Recitals.

         1.17 "Lease Term" shall have the meaning set forth in Article 6.

         1.18 "Mileage" shall mean the distance between the Segment End Points for each Segment, measured on a straight line or "air miles" basis (regardless of the route miles for the Grantor System or the Leased System).

         1.19 "Operations and Maintenance Fee" shall mean the fee calculated in accordance with Exhibit "B" and due and payable in accordance with Section 5.1.

         1.20 "Person" shall mean any natural person, corporation, partnership, limited liability company, business trust, joint venture, association, company or governmental authority.

         1.21 "Prime Rate" shall mean, as of any relevant date, the interest rate most recently published in the Money Rates Section of THE WALL STREET JOURNAL as the prime rate.

         1.22 "Proprietary Information" shall have the meaning set forth in
              Section 19.1.

         1.23 "Segments" shall have the meaning set forth in Section 2.1.

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         1.24 "Segment End Points" shall have the meaning set forth in
              Section 2.1.

         1.25 "System Route" shall have the meaning set forth in Section 2.1.

         1.26 "Term" shall have the meaning set forth in Article 6.


                                    ARTICLE 2
                                  GRANTOR SYSTEM


         2.1 The Grantor System will connect the city pairs identified on Exhibit "A" attached hereto (each city identified on Exhibit "A" and each Additional City (as applicable) is herein called a "Segment End Point" (each of which shall be located in Grantor's "gateway" facility in such city), the route between the applicable Segment End Points is herein called a "Segment", and all of the Segments together are herein called the "System Route"). The specific location of the System Route between Segment End Points is subject to Grantor obtaining the applicable permits, rights and rights of way; however, the System Route will connect the Segment End Points for each Segment. Each Segment End Point of the Grantor System and the Leased System shall be served by at least one of the local exchange carriers specified on Exhibit "D" attached hereto (the "Qualified LECs") which has sufficient capacity available at the Segment End Points to permit Grantee to obtain interconnection of the Capacity to Grantee's network.

         2.2 Notwithstanding anything to the contrary contained herein, Grantor may elect, at its option, to acquire any portion of the Grantor System from third parties (whether under a lease, sublease, indefeasible right of use, or otherwise) in lieu of constructing and installing the Grantor System respecting such portion; provided, any such acquisition shall not relieve Grantor of its obligation to provide the Capacity in accordance with the terms of this Agreement.


                                    ARTICLE 3
                                  LEASED SYSTEM

The Capacity will be made available to Grantee over the Leased System between the cities identified on Exhibit "A" and each Additional City, as applicable. Upon completion of the Grantor System, Grantor shall be permitted to migrate Capacity from the Leased System to the Grantor System, which migration shall be performed at no cost to Grantee. Grantor shall cooperate with Grantee to perform such migration in a manner and at a time which is reasonably designed to minimize the extent and duration of any interruption in Grantee's use of the Capacity, including performance of a parallel "hot cut." Grantor agrees that the Segment End Points shall not be altered as a result of migration of the Capacity from the Leased System to the Grantor System. Grantor shall provide at least sixty (60) days prior notice to Grantee of the migration for each Segment involved. Additionally, Grantor shall reimburse Grantee for all reasonable costs and expenses incurred by Grantee which are required as a result of such migration.

                                       -3-

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                                   ARTICLE 4
                      LEASE OF CAPACITY AND GRANT OF IRU

As of the Effective Date for each particular Segment along which Capacity is delivered by Grantor to Grantee hereunder, Grantor hereby leases to Grantee, and Grantee hereby leases from Grantor for the Lease Term (as defined in Article 6 hereof), the Capacity between the Segment End Points for each such Segment. Upon expiration of each Lease Term (and provided that Grantee is not then in default in the performance hereof, including (but not limited to) its payment in full of the Capacity Fee and the Operations and Maintenance Fee), Grantor shall grant to Grantee, and Grantee shall acquire from Grantor, an exclusive indefeasible right of use in, for the purposes described herein and for the IRU Term (as defined in Article 6 hereof), the Capacity between the Segment End Points for each such Segment (the "IRU").


                                   ARTICLE 5
                               FEES AND PAYMENT

         5.1 The Capacity Fee shall be calculated on the basis of the Mileage for each Segment as set forth on Exhibit "B". [ * ] of the Capacity Fee for each Segment (the "Initial Payment") shall be due and payable within five (5) days after the Acceptance Date for each Segment. The balance of the Capacity Fee shall accrue interest at the rate of [ * ] per annum and shall be due and payable monthly in advance (with the first payment due on the first day of the month following the Acceptance Date and subsequent payments due on the first day of each month thereafter) over sixty (60) months, in equal monthly installments of principal and interest. The first monthly installment of the Capacity Fee shall include a prorated payment (based on a thirty
              (30) day month) of the Capacity Fee for the period of time from and after the Acceptance Date until the date such first monthly installment is due.

         5.2 In addition to the Capacity Fee, Grantee shall, on the Acceptance Date and on or before the first day of each month thereafter during the Term, pay Grantor the Operations and Maintenance Fee calculated on the basis of the Mileage for each Segment as set forth on Exhibit "B". The Operations and Maintenance Fee for the first and last month of the Term shall be prorated based on a thirty (30) day month. The Operations and Maintenance Fee set forth in Exhibit "B" shall be increased on each anniversary of the Acceptance Date of the first Segment by the lesser of (a) the increase, if any, in the Consumer
              Price Index, All Urban Consumers (CPI-U), U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics, for the preceding twelve (12) month period, or (b) [ * ]. In the event the above-described index shall cease to be computed or published, Grantor may, in its reasonable discretion, designate a successor index to be used in determining any increase to the Operations and Maintenance Fee.

         5.3 Nonrecurring charges for reconfigurations or swaps on the Capacity shall be as set forth in Exhibit "F", and shall be paid within thirty (30) days of Grantee's receipt of an invoice for such charges.


* Confidential treatment has been requested for a portion of this Exhibit



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         5.4  All payments made by Grantee under this Article shall be made without any deduction or withholding for or on account of any tax, duty or other charges of whatever nature imposed by any taxing or governmental authority, but excluding taxes or other impositions relating to the income or profits of Grantor (collectively "Taxes"). If Grantee is or was required by law to make any deduction or withholding from any payment due hereunder to Grantor (other than as a result of Grantee's receipt of a garnishment from a taxing authority respecting taxes owed or allegedly owed by Grantor), then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by Grantee to Grantor will be increased so that, after any such deduction or withholding for Taxes, the net amount received by Grantor will not be less than Grantor would have received had no such deduction or withholding been required.

         5.5 Except for taxes based on Grantor's net income and except with respect to ad valorem personal and real property taxes imposed on Grantor's property, Grantee shall be responsible for payment of all sales, use, gross receipts, excise, access, bypass, surcharge, franchise or other local, state and federal taxes, fees, charges, or surcharges, however designated, imposed on or based upon the provision, sale or use of the Capacity delivered by Grantor. Any such taxes required to be paid by Grantor shall be separately noted and added to the Operations and Maintenance Fee. Any federal, state or local tax, fee, charge, or surcharge shall be payable only for Capacity that is subject to such imposition.

         5.6 Any sums not paid by Grantee when due shall bear interest at the rate of [ * ] per month or the highest rate permitted by law (whichever is lower), from the date payment was due until paid in full.

                                   ARTICLE 6
                                     TERM

The lease of Capacity with respect to each Segment shall become effective on the first day when both (i) the Acceptance Date with respect to the Segment has occurred and (ii) Grantor has received the Initial Payment due to Grantor under Section 5.1 with respect to such Capacity (the "Effective Date"). The term of the lease of Capacity shall expire, with respect to each order for Capacity, on the fifth anniversary of the Effective Date (or such sooner date as provided in Article 16 hereof) (the "Lease Term"). The IRU with respect to Capacity ordered shall commence upon expiration of the Lease Term for such Capacity (provided that the Lease Term has not been terminated under Article 16 hereof and further provided that Grantee is not then in material default hereof). Subject to the provisions of Article 16, the IRU with respect to each Segment shall terminate fifteen (15) years after the termination of the Lease Term (the "IRU Term"). The Lease Term and the IRU Term shall collectively be referred to as the "Term."

                                   ARTICLE 7
                               ORDERS FOR CAPACITY

         7.1 Grantee may (but is not hereby obligated, except as otherwise provided in Section 7.7 hereof), for a period of five (5) years after execution of this Agreement, submit orders to Grantor for the delivery of Capacity ("Orders") under the terms of this Agreement.


* Confidential treatment has been requested for a portion of this Exhibit


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              Grantor shall, except as otherwise provided herein, deliver such Capacity between the Segment End Points under the terms of this Agreement.

         7.2 Any Order for the delivery of Capacity by Grantee shall be made in writing and shall contain the following information: (a) the level or amount of Capacity requested (Grantee shall be permitted to order Capacity in increments of no less than [ * ] and no greater than [ * ]), (b) the city pairs between which such Capacity is requested, (c) any date(s) upon which Grantee requires such Capacity (which, unless otherwise agreed by Grantor, shall be no later than ninety (90) days from the date of the request), and (d) such other information Grantee deems reasonably necessary including required Ancillary Services as set forth in Exhibit "F" hereto. Grantee must submit such requests to Grantor by facsimile or E-Mail as mutually agreed upon to the contact identified by Grantor.

         7.3 Grantor shall, within five (5) days after the receipt of such Order, either (a) request additional information from Grantee respecting such request (but only in the event that information on Grantor's standard order form has not been supplied by Grantee), (b) deliver written notice to Grantee that Grantor will not provide the requested Capacity, setting forth in such notice the reason(s) why such requested Capacity cannot be provided or (c) deliver written notice to Grantee (the "Availability Notice") stating that the requested Capacity can be provided on terms contained in this Agreement and in the written request. In the event that Grantor fails to respond to an Order within five (5) days after receipt thereof, Grantee shall provide Grantor's designated representative with E-Mail or facsimile notice, as mutually agreed upon by both parties, of such failure and Grantor shall have one (1) business day after receipt of such E-Mail or facsimile notice within which to cure its failure to respond to the Order. In the event Grantor fails to so cure, Grantor shall be deemed to have refused to provide the requested Capacity. The Availability Notice shall include a specification of the channel facility assignment to one of the Qualified LECs, if then known to Grantor, as well as a Letter of Agency ("LOA") which authorizes Grantee to order the necessary local facilities. If Grantor is unable to provide specification of the channel facility assignment to a Qualified LEC at the time of the Availability Notice, Grantor shall provide such specification (together with the LOA) on the last to occur of (a) fifteen (15) days after delivery of the Availability Notice, or (b) thirty (30) days prior to the requested start date for the subject Capacity. The failure of Grantor to provide a written specification of the channel facility assignment or the LOA within the time specified above shall be treated as a rejection by Grantor of the Order and shall entitle Grantee to pursue the remedy set forth in Section 16.4 of this Agreement. Grantor's issuance of the Availability Notice constitutes a firm order and Grantee will then have until ten (10) days prior to the requested start date for the subject Capacity to cancel the Order with no cancellation charges. Should Grantee cancel the order after the period 10 days prior to the requested start date for the subject Capacity, Grantee will then be obligated to pay a cancellation fee in the amount set forth in Exhibit "F". In the event Grantee cancels an order for Capacity, Grantor shall have no obligation to provide the Capacity specified therein, and Grantee shall not be obligated to accept such Capacity. Grantee may not cancel any order after Grantor has provided a Completion Notice for the subject Capacity.

         7.4 Grantee shall, no later than ten (10) days prior to the requested start date for the subject Capacity, provide Grantor with the "Design Layout Record" or "DLR" for the local


* Confidential treatment has been requested for a portion of this Exhibit


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     facility to which such Capacity shall be connected. Grantee's failure to deliver such information to Grantor as within the time stated above shall extend, on a day-for-day basis, the time within which Grantor is otherwise obligated to deliver such Capacity to Grantee.

7.5 The terms and provisions of this Agreement shall, unless otherwise agreed in writing by the parties, be applicable to the delivery of the Capacity.

7.6 Grantor agrees to deliver a Completion Notice with respect to Capacity ordered between the Segment Endpoints listed on Exhibit "A" within the following times:

          (a) [ * ] days after receipt of an Order for any Orders submitted within the first [ * ] after execution hereof;

          (b) [ * ] after receipt of an Order (other than Orders submitted within the first [ * ] after execution hereof) for DS-3 Capacity;

          (c) [  *  ] after receipt of an Order (other than
     Orders submitted within the first [ * ] after execution hereof) for OC-3 Capacity.

     PROVIDED, however, that Capacity to and from each Segment End Point may not be ordered by Grantee at any time prior to the dates set forth in Exhibit "A". Notwithstanding the foregoing, in no event shall Grantor be obligated (unless otherwise agreed in writing by Grantor which references this Section 7.6) to install more than [ * ] circuits or more than [ * ] circuit along any Segment in any calendar month. Grantor shall under no circumstances be obligated to deliver Capacity, and the remedies set forth in Section 16.4 shall not apply to, either (a) any Capacity which is ordered after Grantee has satisfied the Committed Capacity requirement set forth in Section 7.7 below, other than an order pursuant to the provisions of Section 7.8 for a swap of Capacity where the new Capacity ordered will replace Capacity which was originally ordered as part of the Committed Capacity or previously swapped for Capacity which was part of the Committed Capacity, or (b) any Capacity ordered for a city pair where Grantee has previously ordered [ * ] or more DS-3's (or the equivalent thereof). Grantee's sole remedy for default in the performance of this Section is set forth in Section 16.4. In the event that a Force Majeure Event (as defined in Article 15) prevents Grantor from satisfying the requirements of this Section, then, notwithstanding Article 15, Grantee shall be entitled to the remedies set forth in Section 16.4. A schedule of Grantee's currently forecasted Capacity orders is set forth as Exhibit "C". Although this forecast represents Grantee's present estimate of future needs, it is not binding and shall not affect the obligations of Grantor and Grantee under this Agreement under any circumstances.

7.7 Grantee hereby agrees that, in the first nine (9) months after execution of this Agreement, Grantee shall submit orders for Capacity between the Segment End Points listed on Exhibit "A" which equal or exceed
     [ * ] (the "Committed Capacity"). Grantor's sole remedy for default in the performance of this Section is set forth in Section 16.5.


* Confidential treatment has been requested for a portion of this Exhibit


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7.8  Grantee shall be permitted to swap Capacity which has been ordered between two Segment End Points for Capacity between two other Segment
     End Points. In the event that the total DS-0 Mileage for the new Capacity is equal to or less than the total DS-0 Mileage for the old Capacity, no additional Capacity Fee will be assessed. In the event that the total DS-0 Mileage for the new Capacity is greater than the total DS-0 Mileage for the old Capacity, an additional Capacity Fee shall be due and payable within five (5) days after the Acceptance Date for the new Capacity. Grantee shall in no event be entitled to a refund, rebate or reduction in the Capacity Fee as a result of a request to swap Capacity, but any Capacity lost by Grantee as a result of a swap may be used on a mile for mile basis on future Orders for Capacity. Delivery of the new Capacity shall be governed by the provisions hereof applicable to ordering and delivery of Capacity, except that no new Capacity Fee shall be payable on that portion of a future order attributable to swapped Capacity. Nonrecurring charges, as specified in Exhibit "F", shall be due and payable in the event Grantee requests to swap Capacity. Notwithstanding anything in this Section, Grantee shall not be permitted to request a swap of Capacity at any time during the first year after the Acceptance Date for such Capacity.

7.9 Grantee shall be permitted to delay the requested installation date for Capacity two (2) times with respect to any order, provided that (a) each such request shall be submitted in writing, (b) each such request must be received by Grantor no later than five (5) days prior to the then-scheduled installation date, and (c) Grantee shall be permitted to extend the date for installation by no more than thirty (30) days with respect to each request (so that installation for Capacity may be delayed by a maximum of sixty (60) days from the originally scheduled installation date.)


                                   ARTICLE 8
                       ACCEPTANCE TESTING AND COMPLETION

8.1 Grantor shall test the Capacity and the Ancillary Services relating thereto in accordance with generally acceptable industry standards ("Acceptance Testing"). Grantor shall provide Grantee with prior notice of the date and time of Acceptance Testing and Grantee shall have the right, but not the obligation, at Grantee's cost and expense, to participate in the end to end Acceptance Testing.

8.2 When Grantor has reasonably determined that the results of the Acceptance Testing with respect to a particular Segment show that the Capacity and the Ancillary Services relating thereto so tested is operating substantially in conformity with the applicable specifications required to meet the Acceptance Testing, Grantor shall provide written notice of same to Grantee (a "Completion Notice"). Grantee shall, within five (5) days of receipt of the Completion Notice, either accept or reject the Completion Notice (specifying, if rejected, the defect or failure in the Acceptance Testing and/or the items or matters to be remedied) by delivery of written notice to Grantor. In the event Grantee rejects the Completion Notice, Grantor shall promptly, and at no cost of Grantee, commence to remedy the defect or failure specified in Grantee's notice. Thereafter Grantor shall again give Grantee a Completion Notice with respect to such Segment. The foregoing procedure shall apply again and successively thereafter until Grantor has remedied all defects or failures specified by Grantee. However, the failure of Grantor to provide Capacity which is operating substantially in conformity with the applicable

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

     requirements of the Acceptance Testing by the date which is the later of
     (i) within fifteen (15) days after Grantor's initial delivery of a Completion Notice; (ii) the date upon which the Capacity was due under
     Section 7.6; and (iii) the requested start date contained in Grantee's Order, shall constitute a failure of delivery and shall entitle Grantee to pursue the remedy set forth in Section 16.4 of this Agreement. Any failure by Grantee to timely reject a Completion Notice shall be deemed to constitute acceptance for purposes of this Agreement and Grantee shall be deemed to have delivered a notice of acceptance on the fifteenth day after delivery of the Completion Notice.

                                     ARTICLE 9
                                      ACCESS

Subject to payment of the fees and charges specified in Exhibit "F" and "G" attached hereto, Grantor shall provide Grantee with access to, and Grantee shall have the right to interconnect its communications system with, the Capacity at the Segment End Points and, subject to the consent of Grantor, at other technically feasible access points (the "Access Points"). Grantor shall permit Grantee to connect with a local carrier at each Segment End Point, provided that such local carrier is listed on Exhibit "D". Grantee shall have the right (subject to availability of space in Grantor's facilities on a non-discriminatory basis) to obtain colocation space from Grantor in each Segment End Point for the purpose of interconnecting its communications systems with the Capacity. The terms and conditions applicable to each such colocation are specified in Exhibit "E" and the rates for each such colocation are set forth in Exhibit "G". These rates, terms and conditions shall be memorialized in individual Customer order forms for each requested colocation space. In addition, Grantee shall have the right to lease capacity on Grantor's entrance facilities at the Segment End Points at the rates then being offered by Grantor to other customers with similar usage and term commitment levels as Grantee requests.


                                     ARTICLE 10
                              MAINTENANCE AND REPAIR

10.1 Grantor shall use reasonable efforts to cause the Capacity which is leased or in which an IRU has been granted hereunder to be maintained in efficient working order and in accordance with industry standards.

10.2 Should any condition exist in any Capacity which is leased or in which an IRU has been granted hereunder that may impair the integrity of such Capacity, Grantor shall take reasonable actions to initiate or cause to be initiated maintenance on such Capacity which may include the deactivation of such Capacity. Grantor shall, to the extent reasonably practicable, advise Grantee in writing at least 30 days (or such shorter period as may be agreed) prior to the initiation of a planned maintenance operation of the timing and scope of such planned maintenance operation.

10.3 In the event of disruption of operation of the Capacity, Grantor shall use commercially reasonable efforts to cause service to be restored as quickly as reasonably possible, and Grantor shall take such measures as are reasonably necessary to obtain such objective.

10.4   Grantor shall, in the performance of its obligations set forth in this
       Article 10, use the same level of efforts to maintain and restore the Capacity as Grantor employs in connection with the maintenance and restoration of Grantor's own service and facilities.

10.5 Grantor shall provide Ancillary Services in a commercially reasonable manner, and in accordance with industry standards.

10.6 If total outages for any given circuit (including outages attributable to maintenance or Force Majeure Events) exceed [ * ] in any twelve (12) month period, Grantee shall have the right (exercisable within thirty (30) days after total outages exceed such level) to terminate delivery of the circuit and receive a refund of the unused portion of the Capacity Fee paid for such circuit as set forth in
       Section 16.3.


                                   ARTICLE 11
                                 USE OF CAPACITY

11.1 Grantee represents and warrants that it will use the Capacity and the IRU hereunder in compliance with all applicable government codes, ordinances, laws, rules and regulations.

11.2 Subject to the provisions of this Agreement, Grantee may use the Capacity and the IRU for any lawful purpose. Grantee acknowledges and agrees that it has no right to use any fibers included or incorporated in the Leased System or the Grantor System, and that Grantee shall keep any and all of the Leased System and the Grantor System free from any liens, rights or claims of any third party attributable to Grantee.

11.3 Notwithstanding anything to the contrary contained in this Agreement, Grantee covenants and agrees that Grantee shall not, that Grantee shall have no right to, and that Grantor may enjoin Grantee from any attempt to, assign, sell, lease, sublease, transfer, or convey the IRU granted hereunder with respect to any Segment. Grantee may sell services using the Capacity or lease portions of the Capacity to third parties without restriction. By way of example regarding the foregoing, Grantee would be prohibited from transferring any Segment to a third party on an IRU basis but would have the unrestricted right to lease all or a portion of the Capacity to third parties. No such sale or lease shall, however, eliminate or affect either party's obligations under this Agreement.

11.4 Grantee shall not use the Capacity in a way which physically interferes in any way with or otherwise adversely affects the use of the fibers, cable or conduit of any other Person using the Leased System, the Grantor System or capacity therein.

11.5 Grantee and Grantor agree to cooperate with and support each other in complying with any requirements applicable to their respective rights and obligations hereunder by any governmental authority, so long as
       (i) such cooperation does not materially increase a party's costs or efforts in connection with the performance of this Agreement and
       (ii) the party requesting such support or cooperation shall reimburse the other party for all costs and expenses incurred in connection therewith.


* Confidential treatment has been requested for a portion of this Exhibit

                                   ARTICLE 12
                                INDEMNIFICATION

12.1 Subject to the provisions of Article 13, Grantor hereby agrees to indemnify, defend, protect and hold harmless Grantee and its employees, officers and directors, from and against, and assumes liability for: (i) any injury, loss or damage to any Person, tangible property of facilities of any Person (including reasonable attorney fees and costs) to the extent arising out of or resulting from the negligence or willful misconduct of Grantor, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees and vendors arising out of or in connection with the performance by Grantor of its obligations under this Agreement; and (ii) any claims, liabilities or damages arising out of any violation by Grantor of any regulation, rule, statute or court order of any governmental authority in connection with the performance by Grantor of its obligations under this Agreement.

12.2 Subject to the provisions of Article 13, Grantee hereby agrees to indemnify, defend, protect and hold harmless Grantor, and its employees, officers and directors, from and against, and assumes liability for: (i) any injury, loss or damage to any Person, tangible property or facilities of any Person (including reasonable attorney fees and costs) to the extent arising out of or resulting from the negligence or willful misconduct of Grantee, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees and vendors arising out of or in connection with the exercise by Grantee of its rights under this Agreement; and (ii) any claims, liabilities or damages arising out of any violation by Grantee of any regulation, rule, statute or court order of any governmental authority in connection with the exercise by Grantee of its rights under this Agreement.

12.3 Grantor and Grantee agree to promptly provide each other with notice of any claim which may result in an indemnification obligation hereunder. The indemnifying party may defend such claim with counsel of its own choosing provided that no settlement or compromise of any such claim shall occur without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

12.4 Grantor and Grantee each expressly recognize and agree that its obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of its other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be the right to bring legal proceedings against the other party for its damages as a result of the other party's said failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement.


                                   ARTICLE 13
                             LIMITATION OF LIABILITY

Notwithstanding any provision in any other Article of this Agreement to the contrary and except to the extent caused by the willful misconduct of a party, neither party shall be liable to the other party for any special, incidental, indirect, punitive or consequential damages, whether foreseeable or not, arising out of, or in connection with such party's failure to perform its respective obligations hereunder, including, but not limited to, loss of profits or revenue (whether arising out of transmission interruptions or problems, any interruption or degradation of service or otherwise), or claims of customers, whether occasioned by any construction, reconstruction, relocation, repair or maintenance performed by, or failed to be performed by, the other party or any other cause whatsoever, including breach of contract, breach of warranty, negligence, or strict liability, all claims for which damages are hereby specifically waived. This Article shall not eliminate the right of the parties to pursue and obtain the relief specified in Sections 16.4 and 16.5. Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including claims for indirect, special or consequential damages, based on any acts or omissions of such third party.


                                   ARTICLE 14
                                   INSURANCE

14.1 During the term of this Agreement, each party shall obtain and maintain, and shall require any of its permitted subcontractors to obtain and maintain, the following insurance, naming the other party as an additional insured: (i) not less than $5,000,000.00 combined single limit liability insurance, on an occurrence basis, for personal injury and property damage, including injury or damage arising from the operation of vehicles or equipment and liability for completed operations; (ii) worker's compensation insurance in amounts required by applicable law and employer's liability insurance with a limit of at least $1,000,000.00 per occurrence; and (iii) automobile liability insurance covering death or injury to any person or persons, or damage to property arising from the operation of vehicles or equipment, with limits of not less than $1,000,000.00 per occurrence.

14.2 Both parties expressly acknowledge that a party shall be deemed to be in compliance with the provisions of this Article if it maintains an approved self-insurance program providing for a retention of up to $1,000,000.00. If either party provides any of the foregoing coverages on a claims made basis, such policy or policies shall be for at least a three (3) year extended reporting or discovery period.

14.3 Unless otherwise agreed, all insurance policies shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and each party shall, upon request, provide the other party with an insurance certificate confirming compliance with the requirements of this Article.

14.4 Grantee and Grantor shall each obtain from the insurance companies providing the coverages required by this Agreement, the permission of such insurers to allow such party to waive all rights of subrogation and such party does hereby waive all rights of said insurance companies to subrogation against the other party, its affiliates, subsidiaries, assignees, officers, directors and employees.

14.5 In the event either party fails to maintain the required insurance coverages and a claim is made or suffered, such party shall indemnify and hold harmless the other party from any and all claims for which the required insurance would have provided coverage.

                                  ARTICLE 15
                                FORCE MAJEURE

Except with respect to (a) Grantee's obligations to pay the Capacity Fee and the Operations and Maintenance Fee, and (b) the rights and obligations of Grantor and Grantee under Sections 10.6 and 16.4, neither party shall be in default under this Agreement if and to the extent that any failure or delay in such party's performance of one or more of its obligations hereunder is caused by any of the following conditions, and such party's performance of such obligation or obligations shall be excused and extended for and during the period of any such delay: act of God; fire; flood; fiber or cable cuts; government codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; or any other cause beyond the reasonable control of such party (each a "Force Majeure Event"). The party claiming relief under this Article shall notify the other in writing of the existence of the event relied on and the cessation or termination of said event, and shall use its best efforts to avoid or minimize the delay caused by the Force Majeure Event.

                                  ARTICLE 15
                                    DEFAULT

16.1 If (i) Grantee makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy, other insolvency protection against Grantee as filed and not dismissed with 120 days; (iii) Grantee fails to pay the Capacity Fee on a timely basis and such failure continues for a period of twenty (20) days after written notice thereof; or (iv) Grantee fails to observe and perform any other term or provision of this Agreement and such failure continues for a period of thirty
          (30) days after written notice from Grantor (or if such failure is not susceptible of a cure within such thirty (30) day period, cure has not been commenced and diligently pursued thereafter to completion), then Grantor may (A) terminate this Agreement or the Term with respect to any Capacity, in whole or in part, in which event Grantor shall have no further duties or obligations hereunder, and (B) subject to Article 13, pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including an action for damages, payment of the unpaid Capacity Fee or Operations and Maintenance Fee, specific performance and/or injunctive relief.

16.2 If (i) Grantor makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy, other insolvency protection against Grantor as filed and not dismissed with 120 days; (iii) Grantor fails to observe and perform the terms and provisions of this Agreement and such failure continues for a period of thirty (30) days after written notice from Grantee (or to such failure as not susceptible of a cure within such thirty (30) day period, cure has not been commenced and diligently pursued thereafter to completion), then Grantee may, subject to Section
          16.3 below, (A) terminate this Agreement and the Term, in whole or in part, in which event Grantee shall have no further duties or obligations hereunder, and (B) subject to Article 13, pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including an action for damages, specific performance and/or injunctive relief.

16.3 Except with respect to a failure to make Capacity available within the time set forth in Article 7 and Section 8.2 (the remedy for which is set forth in Section 16.4 below), Grantee's sole and exclusive remedy with respect to each Segment for any failure of Grantor to delivery the Capacity within such Segment in accordance with this Agreement shall be to terminate the Term of such Segment, in which event Grantor shall refund a prorated portion of the Capacity Fee for the remaining unused balance of the Term with respect to such Segment, together with interest thereon at the Prime Rate plus [ * ] from the date payment was made to Grantor until the date of the refund.

16.4 In the event that Grantor fails to make Capacity available within the time(s) set forth in Section 7.6, Grantee shall provide
          Grantor with written notice of such failure and Grantor shall have a period of fifteen (15) days after receipt of such written notice within which to cure such failure (either by providing the Capacity (in working order and having passed Acceptance Testing) via the Leased System or the Grantor System, or through "off-net" arrangements). If Grantor fails to make the Capacity available within such fifteen (15) day period, or if Grantor fails to provide working capacity within the time(s) required by Section 8.2 ("Non-Delivered Capacity), Grantee may elect to acquire replacement services for such Non-Delivered Capacity of equal or lesser capacity and receive a credit off of the Capacity Fee equal to the sum of (a) all reasonable nonrecurring charges (including reasonable order expedite charges) incurred by Grantee in connection with such replacement services and (b) the extent to which the total monthly recurring charges incurred by Grantee for such replacement services through the date which is sixty (60) days after Grantor makes the Non-delivered Capacity available to Grantee in working order and having passed Acceptance Testing) exceeds
          [*] per DS-0 mile.

          Grantee shall obtain replacement services on a month-to-month basis, shall use its best efforts to obtain a minimum of three (3) price quotations for the delivery of such replacement services from reputable suppliers, and shall provide copies of such quotations to Grantor (unless prohibited by nondisclosure agreements, in which event Grantee shall provide as much information to Grantor as possible without violating such nondisclosure agreements). Upon receipt of such quotations, Grantor shall have the right to select the carrier which shall deliver replacement services to Grantee; provided, however, if Grantor fails to make such selection by written notice to Grantee by facsimile within one (1) business day of Grantor's receipt of the quotations, Grantee shall have the right to make such selection. In the event that Grantee is prohibited from disclosing quotations to Grantor as a result of nondisclosure agreements and Grantee is unable, after making efforts to do so, to obtain the consent of the supplier to disclose the quotation to Grantor, then Grantee may make such selection itself (provided that Grantee shall be obligated to select such replacement carrier on a commercially reasonable basis). Any credit due under the foregoing shall be applied to sums due from Grantee hereunder for a period of six (6) months after Grantee incurs such expense. In the event that the aggregate credits are not fully used within such time, Grantor shall pay the remaining balance of the credit to Grantee in cash. The total credit to which Grantee shall be entitled under this Section shall in no event be greater than the total Capacity Fee for the Non-Delivered Capacity (provided that, if the total credit amount exceeds the cap set

          * Confidential treatment has been requested for a portion of this Exhibit forth in this sentence, Grantee shall not thereafter be obligated to accept the Non-Delivered Capacity from Grantor when and if grantor makes such Capacity available). In the event that Grantee receives a credit under this Section as a result of a failure of Grantor to deliver requested Capacity, and Grantor subsequently delivers such Capacity to Grantee, then the Term of Grantee's use of the Capacity shall be deemed to have commenced on the date that Grantee first received the replacement services purchased by it.

16.5 In the event that Grantee fails to satisfy the Committed Capacity requirement set forth in Section 7.7, Grantor shall provide Grantee with written notice of such failure and Grantee shall have a period of thirty (30) days after receipt of such notice to submit orders so that the aggregate amount of Capacity ordered is equal to or exceeds the Committed Capacity. In the event that Grantee fails to do so, then, commencing on the date which is thirty (30) days after receipt of the written notice and on a monthly basis thereafter, Grantee shall be liable to pay to Grantor an additional charge (the "Shortfall Fee") (in addition to the amount payable by Grantee for Capacity which is actually delivered hereunder) equal to the difference between the Capacity Fee payable by Grantee for Capacity which is then being delivered to Grantee and the amount of the Capacity Fee (including any Initial Payments) that Grantee would have been required to pay had Grantee satisfied the Committed Capacity requirement and such level of Capacity had been provided to Grantee hereunder. The portion of the Shortfall Fee which represents the Initial Payment for unordered Capacity shall be credited to the Initial Payment that would otherwise be due on Orders for Capacity submitted by Grantee.

          By way of example concerning the Shortfall Fee, assume that Grantee fails to place any orders during the first nine (9) months of the Term and that Grantor provided Grantee with written notice of such failure. In this example, assuming further that Grantee fails to submit any Orders within thirty (30) days after receipt of such notice, on the thirty-first (31st) day after receipt of such notice, Grantee would be required to pay Grantor the sum of [*] (representing the total of all Initial Payments that Grantee would have been required to pay had Grantee satisfied the Committed Capacity requirement and such level of Capacity had been provided to Grantee hereunder) and Grantee would also be required to commence payment of the monthly installments for the balance of the Capacity Fee.

                                  ARTICLE 17
                                  ASSIGNMENT

17.1 Neither party shall assign, encumber or otherwise transfer this Agreement to any other Person without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, each party shall have the right, without the other party's consent, but with prior written notice to the other party, to assign or otherwise transfer this Agreement (i) as collateral to any institutional lender of such party subject to the prior rights and obligations of the parties hereunder; and (ii) to any Affiliate of such party, or to any entity into which such party may be merged or consolidated or which purchases all or substantially all of the assets of such party; provided that such party shall not be released from its obligations hereunder. Any assignee or transferee shall continue to be subject to all of the provisions of this Agreement, (except that any lender referred to in clause (i) above shall not incur any obligations under this Agreement nor shall it be

          * Confidential treatment has been requested for a portion of this Exhibit restricted from exercising any right of enforcement of foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement).

17.2 This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

                                   ARTICLE 18
                         REPRESENTATIONS AND WARRANTIES

18.1 Each party represents and warrants that: (i) it has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement; (ii) it has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement;
       (iii) this Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, creditors' rights and general equitable principles; and (iv) its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

18.2 EXCEPT AS SET FORTH IN THE FOREGOING SECTION OR IN ARTICLE 10, GRANTOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CAPACITY, INCLUDING ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                   ARTICLE 19
                                CONFIDENTIALITY

19.1 Grantor and Grantee hereby agree that if either party provides confidential or proprietary information to the other party
       ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information
       (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party. The parties acknowledge and agree that all information disclosed by either party to the other in connection with or pursuant to this Agreement shall be deemed to be Proprietary Information, provided that written information is clearly marked in a conspicuous place as being confidential or proprietary and verbal information is indicated as being confidential or proprietary when given and promptly confirmed in writing as such thereafter. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.

19.2 Section 19.1 shall not apply to any Proprietary Information which (i) becomes publicly available other than through the disclosing party;
       (ii) is required to be disclosed by a governmental or judicial law, order, rule or regulation; (iii) is independently developed by the receiving party; or (iv) becomes available to the receiving party without restriction from a third party.

19.3 Notwithstanding Sections 19.1 and 19.2 either party may disclose Proprietary Information to its employees, agents, and legal and financial advisors and providers to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or in obtaining financing, provided that each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.

19.4 Neither party shall issue any public announcement or press release relating to the execution of this Agreement without the prior approval of the other party.

19.5 In the event either party shall be required to disclose all or any part of this Agreement in, or attach all or any part of this Agreement in, any regulatory filing or statement, each party agrees to discuss and work cooperatively, in good faith, with the other party, to protect, to the extent possible, those items or matters which the other party deems confidential and which may, in accordance with applicable laws, be deleted therefrom.

19.6 The provisions of this Article shall survive expiration or termination of this Agreement.

                                   ARTICLE 20
                               DISPUTE RESOLUTION

If the parties are unable to resolve any dispute arising under or relating to this Agreement, the parties shall resolve such disagreement or dispute as follows:

       (a) Either party may refer the matter to the appropriate managers of the parties by written notice to the other party (the "Dispute Notice"). Within fifteen (15) days after delivery of the Dispute Notice such managers of both parties will use good faith efforts to schedule a meeting at a mutually acceptable time and place to attempt to resolve the dispute.

       (b) If the matter has not been resolved within thirty (30) days after delivery of the Dispute Notice, or if such officers fail to meet within fifteen (15) days after delivery of such Dispute Notice, either party may initiate mediation in accordance with the procedures set forth in (c) below. All negotiations conducted by such officers shall be confidential and shall be treated as compromise and settlement negotiations for purposes of federal and state rules of evidence.

       (c) If such officers are unable to resolve the dispute or have failed to meet, the parties may elect to participate in a nonbinding mediation procedure as follows:

            (i) A mediator will be selected by having counsel for each party agree on a single person to act as mediator. The parties' counsel as well as up to three (3) representatives of each of the parties will appear before the mediator at a time and place determined by the mediator, but not more than sixty
                  (60) days after delivery of the Dispute Notice. The fees of the mediator and other costs of the mediation will be shared equally by the parties.

            (ii) Each party will present a review of the matter and its position with respect to such matter. At the conclusion of both presentations the parties may ask questions of each other. Either party may abandon the mediation procedure at the end of the presentation and question periods and the mediation procedure shall not be binding on either party.

       (d) If the matter is not resolved after applying the mediation procedure set forth above, or if either party refuses to take part in the mediation process, either party may initiate legal proceedings to resolve their dispute. Any such legal proceedings shall take place in Denver, Colorado.

                                   ARTICLE 21
                                     NOTICES

All notices or other communications which are required or permitted herein shall be in writing and sufficient if delivered personally, sent by prepaid overnight air courier, or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

IF TO GRANTOR     (prior to July 1, 1999):

                  LEVEL 3 COMMUNICATIONS, LLC
                  1450 Infinite Drive
                  Louisville, Colorado  80027
                  Attn: General Counsel

                  (after July 1, 1999):

                  LEVEL 3 COMMUNICATIONS, LLC
                  1025 Eldorado Drive
                  Broomfield, Colorado  80021
                  Attn: General Counsel

IF TO GRANTEE:    WORLDxCHANGE COMMUNICATIONS
                  9999 Willow Creek Road
                  San Diego, CA  92131
                  Attn: Legal Department
or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if delivered personally, on the business day after dispatch if sent by overnight air courier, or on the third business day after posting if sent by mail.

                                   ARTICLE 22
                         ENTIRE AGREEMENT; AMENDMENT

This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

                                   ARTICLE 23
                           RELATIONSHIP OF THE PARTIES

The relationship between Grantee and Grantor shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including but not limited to federal income tax purposes.

                                   ARTICLE 24
                                  COUNTERPARTS

This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

                                  ARTICLE  25
                               ANCILLARY SERVICES


Grantor shall, at the request of Grantee, provide the ancillary services set forth in Exhibit "F" (the "Ancillary Services"). Except as noted on Exhibit "A", Grantor shall deliver Ancillary Services which are requested on the same Order form as an Order for Capacity within the time frames set forth in Section 7.6 of this Agreement. Grantor shall use its reasonable efforts to deliver Ancillary Services which are requested separate from an Order for Capacity within commercially reasonable times. The charges for Ancillary Services are set forth in Exhibit "F", shall be fixed for the Term of the Agreement and shall be payable by Grantee on a monthly basis.

IN WITNESS WHEREOF, Grantor and Grantee have executed this Agreement as of the date first above written.

LEVEL 3 COMMUNICATIONS, LLC, a
Delaware limited liability company

By: /s/ [ILLEGIBLE]
    ----------------------------------------
Title: Vice President
      --------------------------------------

COMMUNICATION TELESYSTEMS INTERNATIONAL, a California corporation

By: /s/ [ILLEGIBLE]
    ----------------------------------------
Title:  CEO
      --------------------------------------

                                                  [STAMP]

                                  EXHIBIT "A"
                     SEGMENT ENDPOINTS AND IN-SERVICE DATES

          City                                       In-Service Date
          ---------------------------------------------------------------
          New York, New York                         [  *  ]

          Washington, D.C.                           [  *  ]

          Philadelphia, Pennsylvania                 [  *  ]

          Boston, Massachusetts                      [  *  ]

          Atlanta, Georgia                           [  *  ]

          Detroit, Michigan                          [  *  ]

          Chicago, Illinois                          [  *  ]

          Houston, Texas                             [  *  ]

          Dallas, Texas                              [  *  ]

          Denver, Colorado                           [  *  ]

          San Diego, California                      [  *  ]

          Los Angeles, California                    [  *  ]

          San Jose, California                       [  *  ]

          San Francisco, California                  [  *  ]

          Seattle, Washington                        [  *  ]

          Las Vegas, Nevada                          [  *  ]

          St. Louis, Missouri                        [  *  ]

          Salt Lake City, Utah                       [  *  ]

          Phoenix, Arizona                           [  *  ]

          Baltimore, Maryland                        [  *  ]

          Cincinnati, Ohio                           [  *  ]


* Confidential treatment has been requested for a portion of this Exhibit

          Miami, Florida                             [  *  ]

          Newark, New Jersey                         [  *  ]

          Orlando, Florida                           [  *  ]

          Stamford, Connecticut                      [  *  ]

          Tampa, Florida                             [  *  ]

*  Confidential treatment has been requested for a portion of this Exhibit
** With respect to Las Vegas, Salt Lake City and Phoenix only, until such time as Grantor's gateway facility is completed, Grantor shall have an extra thirty (30) days to deliver M 1/3 multiplexing.

                                  EXHIBIT "B"
                  CAPACITY FEE, OPERATIONS AND MAINTENANCE FEE

A.  THE CAPACITY FEE.
[*]

B.  THE OPERATIONS AND MAINTENANCE FEE.
[*]

C.  CALCULATION  OF FEES.

The Capacity Fee and the Operations and Maintenance Fee shall be calculated based on "V&H" miles between Grantor's gateway facilities. [*]


*Confidential treatment has been requested for a portion of this Exhibit

                                  EXHIBIT "C"
                          GRANTEE'S CAPACITY FORECAST

City Pair                                          Quantity of DS-3's
-----------                                      -----------------------
New York - Los Angeles                                         [  *  ]

Dallas - Los Angeles                                           [  *  ]

Dallas - Chicago                                               [  *  ]

Chicago - New York                                             [  *  ]

Chicago - Los Angeles                                          [  *  ]

Los Angeles - Las Vegas                                        [  *  ]

Los Angeles - Phoenix                                          [  *  ]

San Francisco - Portland                                       [  *  ]

New York - Atlanta                                             [  *  ]

New York - Miami                                               [  *  ]


*Confidential treatment has been requested for a portion of this Exhibit

                                  EXHIBIT "D"
                                QUALIFIED LECs

New York, New York                                      Bell, WorldCom

Washington, D.C.                                        Bell, WorldCom

Philadelphia, Pennsylvania                              Bell, WorldCom

Boston, Massachusetts                                   Bell, WorldCom

Atlanta, Georgia                                        Bell, WorldCom

Detroit, Michigan                                       Bell, WorldCom

Chicago, Illinois                                       Bell, WorldCom

Houston, Texas                                          Bell, WorldCom

Dallas, Texas                                           Bell, WorldCom

Denver, Colorado                                        Bell, WorldCom

San Diego, California                                   Bell, WorldCom

Los Angeles, California                                 Bell, WorldCom

San Jose, California                                    Bell, WorldCom

San Francisco, California                               Bell, WorldCom

Seattle, Washington                                     Bell, WorldCom

Las Vegas, Nevada                                       Bell, WorldCom

St. Louis, Missouri                                     Bell, WorldCom

Salt Lake City, Utah                                    Bell, WorldCom

Phoenix, Arizona                                        Bell, WorldCom

This List may be amended by mutual agreement of Grantor and Grantee as new local exchange carriers are added to those available in the Gateways and POP's above and as new Gateways and POP's are added to the list along with their serving local exchange carriers

                                  EXHIBIT "E"
                        COLOCATION TERMS AND CONDITIONS

                              TERMS AND CONDITIONS
                              TELEPHONY COLOCATION

The following Terms and Conditions shall be applicable to Customer's use of space within Level 3 facilities used for the purpose of colocating telecommunications equipment (the "Space") ordered by Customer under any Customer Order.

1. Upon execution and performance of Customer's obligations under a Customer Order for use of Space, Customer shall be granted the right to occupy the Space identified therein. Customer may submit multiple Customer Orders requesting use of different Space, each of which shall be governed by the terms hereof.

2. Customer shall be permitted to use the Space only for: (a) placement and maintenance of communications equipment which shall be interconnected to the network services offered by Level 3, or (b) to cross connect to the facilities of other communications carriers. The nonrecurring and monthly recurring charges for the Space and any Services ordered by Customer shall be set forth in each Customer Order.

4. Level 3 shall perform such janitorial services, environmental systems maintenance, power plant maintenance and other actions as are reasonably required to maintain the facility in which the Space is located in good condition which is suitable for the placement of communications equipment. Customer shall maintain the Space in orderly and safe condition, and shall return the Space to Level 3 at the conclusion of the term set forth in the Customer Order in the same condition (reasonable wear and tear excepted) as when such Space was delivered to Customer. EXCEPT AS EXPRESSLY STATED HEREIN OR IN ANY CUSTOMER ORDER, THE SPACE SHALL BE DELIVERED AND ACCEPTED "AS IS" BY CUSTOMER, AND NO REPRESENTATION HAS BEEN MADE BY LEVEL 3 AS TO THE FITNESS OF THE SPACE FOR CUSTOMER'S INTENDED PURPOSE.

5. The term of use of the Space shall begin on the later to occur of the date requested by Customer or the date that Level 3 completes the build-out of the Space. Customer's use of the Space shall continue for the term of the Capacity Lease and IRU Agreement, subject to cancellation by Customer upon not less than 120 days prior notice.

6. Level 3 shall use reasonable efforts to complete the build-out and make the Space available to Customer on or before the date requested by the Customer. In the event that Level 3 fails to complete the build-out within sixty (60) days of the date requested by Customer, then Customer may terminate its rights to use such Space and receive a refund of any fees paid for the use or build-out of such Space.

7. Customer shall abide by any posted or otherwise communicated reasonable rules relating to use of, access to, or security measures respecting the Space. In the event that unauthorized parties gain access to the Space through access cards, keys or other access devices provided to Customer, Customer shall be responsible for any damages incurred as a result thereof. Customer shall be responsible for the cost of replacing any security devices lost or stolen after delivery thereof to Customer. In addition, Level 3 shall have the right to terminate Customer's use of the Space in the event that:
(a) Level 3's rights to use the facility within which the Space is located terminates or expires for any reason; (b) Customer has violated the terms hereof and (if such violation is susceptible of cure) has failed to cure such violation within twenty (20) days after written notice thereof; (c) Customer makes any material alterations to the Space without first obtaining the written consent of Level 3 (which consent shall not be unreasonably withheld); (d) Customer allows personnel or contractors to enter the Space who have not been approved by Level 3 in advance; or (e) Customer violates any posted or otherwise communicated rules relating to use of or access to the Space and (if such violation is susceptible of cure) has failed to cure such violation within twenty (20) days after written notice thereof. Level 3 shall use reasonable efforts to notify Customer of any events that may result in termination of the use of the Space.

8. Customer shall pay all monthly recurring fees, cross-connect fees, power charges and nonrecurring fees specified in each Customer Order for the agreed term thereof. In the event that Customer terminates a Customer Order for Space or in the event that the Customer Order is terminated due to a failure of Customer to satisfy the requirements set forth herein or in the Customer Order prior to the end of the agreed term, Customer shall pay a termination charge equal to the costs incurred by Level 3 in returning the Space to a condition suitable for use by other parties, plus the percentage of the monthly recurring fees for the terminated Space calculated as follows:

A. 100% of the monthly recurring fees that would have been charged for the Space for months 1-12 of the agreed term; plus

B. 75% of the monthly recurring fees that would have been charged for the Space for months 13-24 of the agreed term; plus

C. 50% of the monthly recurring fees that would have been charged for the Space for months 25 through the end of the agreed term.

9. Level 3 reserves the right to change the location or configuration of the Space, provided, however, that Level 3 shall not arbitrarily or discriminatorily require such changes. Level 3 and Customer shall work in good faith to minimize any disruption in Customer's services that may be caused by such changes in location or configuration of the Space.

10. Prior to occupancy and during the term of use of any Space, Customer shall procure and maintain the following minimum insurance coverage: (a) Workers' Compensation in compliance with all applicable statutes of appropriate jurisdiction. Employer's Liability with limits of $500,000 each accident; (b) Commercial General Liability with combined single limits of $1,000,000 each occurrence; and (c) "All Risk" Property insurance covering all of Customers personal property located in the Space. Customer's Commercial General Liability policy shall be endorsed to show Level 3 (and any underlying property owner, as requested by Level 3) as an additional insured. All policies shall provide that Customer's insurers waive all rights of subrogation against Level 3. Customer shall furnish Level 3 with certificates of insurance demonstrating that Customer has obtained the required insurance coverages prior to occupancy of the Space. Such certificates shall contain a statement that the insurance coverage shall not be materially changed or cancelled without at least thirty (30) days' prior written notice to Level 3. Customer shall require any contractor entering the Space on its behalf to procure and maintain the same types, amounts and coverage extensions as required of Customer above.

11. The liability of Level 3 for damages arising out of the furnishing of Space, including but not limited to mistakes, omissions, interruptions, delays, tortious conduct or errors, or other defects arising out of the failure to furnish Space, whether caused by acts of commission or omission, shall be limited to a prorated refund of the charges paid by Customer for the use of the Space hereunder. The extension of such refunds shall be the sole remedy of Customer and the sole liability of Level 3. However this provision shall not limit the liability of Level 3 for willful misconduct.

                                  EXHIBIT "F"
                               ANCILLARY CHARGES

Charges and Rates set forth in this Exhibit "F" shall remain effective for the Term of the Agreement.

A.  NONRECURRING CHARGES FOR RECONFIGURATIONS AND SWAPS.

[*]
[*]

B.  OTHER ANCILLARY SERVICES AND CHARGES.

Echo Cancellers            [*]

M1/3 Multiplexing          [*]

DS-3 Cross Connects

1.  Level 3 DS-1 IXC to DS-1 Local Access                       [*]
    Bypass or Colocate

2.  Level 3 DSX Cross Connect Panel                             [*]
    Bypass or Colocate

3.  Non Level 3 DS-1 Facilities to                              [*]
    Non Level 3 DS-1 Facilities

4.  Level 3 DS-3 IXC to DS-3 Local                              [*]
    Access Bypass or Colocate

5.  Non Level 3 DS-3 Facilities to                              [*]
    Non Level 3 DS-3 Facilities

** Grantee must accept and pay for such services for a minimum term of one year from date of installation.

C.  CANCELLATION CHARGES

[*]

[*]

*Confidential treatment has been requested for a portion of this Exhibit

                                  EXHIBIT "G"
                              COLOCATION CHARGES

Charges and Rates set forth in this Exhibit "G" shall remain effective for a minimum period of five (5) years from the date of execution of the Agreement. Thereafter, Grantor may, on a non-discriminatory basis, adjust such charges upon thirty (30) days advance written notice to Grantee; provided that such charges shall not exceed those then being charged by Grantor to other similarly situated customers for equivalent services.

Enclosed Cabinet:     Nonrecurring Installation Charge     Monthly Recurring Charge
     1 Year Term      [*]                                  [*]
     2 Year Term      [*]                                  [*]
     3 Year Term      [*]                                  [*]

AC and DC Power:      Nonrecurring Installation Charge     Monthly Recurring Charge
                      [*]                                  [*]
                                                           [*]
                                                           [*]

Scheduled or unscheduled Maintenance Charges: [*]

*Confidential treatment has been requested for a portion of this Exhibit


                                     -28-